UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2002

NETWORK COMPUTING DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20124	77-0177255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 694-0650

Item 2.  Acquisition or Disposition of Assets.

On March 26, 2002, Network Computing Devices, Inc., a Delaware corporation (“NCD”), completed the disposition of its ThinSTAR thin client appliance product line (“Product Line”) to Neoware Systems, Inc. (“Neoware”) in accordance with an Asset Purchase Agreement, dated March 22, 2002, between NCD and Neoware (the “Purchase Agreement”). The assets disposed of consisted principally of personal property, the ThinSTAR trademark and other intellectual property, and contract rights used in the business of designing, developing, manufacturing, distributing and selling the Windows-based thin client devices marketed under the ThinSTAR brand name.

The ThinSTAR product line will continue to be available from NCD in Europe, the Middle East and Africa under an OEM agreement with Neoware.  In the Americas, Asia-Pacific and the rest of the world, the ThinSTAR product will be rebranded as “ThinSTAR by Neoware” and will continue to be available through the existing channel of ThinSTAR authorized distributors and resellers. A group of NCD’s sales and support employees joined Neoware following the closing. NCD continues to provide worldwide service and support for the ThinSTAR product line.

In connection with the acquisition, Neoware will have an option to acquire additional assets relating to NCD’s European operations.

The purchase price was $4.25 million, $300,000 of which is being held in an escrow account for a minimum of 120 days from the date of the closing to satisfy indemnification claims and certain obligations of NCD, and $250,000 of which is payable in accordance with an earn-out provision requiring NCD’s satisfaction of certain sales targets in Europe, the Middle East and Africa.  The amount and type of consideration was determined on the basis of arm’s length negotiations between NCD and Neoware.

The description of the terms of the Purchase Agreement herein are not complete and are qualified by reference to the Purchase Agreement which is attached as Exhibit 2.1 and incorporated herein by reference.  The Purchase Agreement contains a list identifying the contents of all omitted schedules and NCD hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Copies of the press releases announcing the signing of the Purchase Agreement and the closing of the acquisition are attached hereto, respectively, as Exhibits 99.1 and 99.2.

Item 7.  Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

Not applicable.

(b)   Pro forma financial information

As a result of the transaction described above and negotiations with our significant vendor, management has only recently completed its 2001 Results of Operations on which the required pro forma financial information will be based, and has not had the opportunity to review these results with our Board of Directors and its Audit Committee.  Management expects to amend its report on Form 8-K within the next two weeks to include the required pro forma information.

(c)           Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of March 22, 2002 by and between Network Computing Devices, Inc. and Neoware Systems, Inc.

99.1	Press release dated March 22, 2002

99.2	Press release dated March 27, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2002	NETWORK COMPUTING DEVICES, INC.

	By:	/s/Rudolph G. Morin
Name: Rudolph G. Morin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of March 22, 2002 by and between Network Computing Devices, Inc. and Neoware Systems, Inc.

99.1	Press release dated March 22, 2002

99.2	Press release dated March 27, 2002.